UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 4, 2020

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SIMMONS FIRST NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

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Arkansas	000-06253	71-0407808
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Main Street

Pine Bluff, Arkansas 71601

(Address of Principal Executive Offices) (Zip Code)

(870) 541-1000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SFNC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Effective March 4, 2020, the board of directors of Simmons First National Corporation (the “Company”) approved an amendment to the Company’s stock repurchase program originally approved on October 17, 2019 (the “Program”) to increase the amount of the Company’s Class A common stock (“Common Stock”) that may be repurchased under the Program from a maximum of $60 million to $180 million. The Program will be executed in accordance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and will terminate on October 31, 2021 (unless terminated sooner). To date, the Company has repurchased approximately $31.6 million of its Common Stock under the Program, which permits the Company to repurchase shares of its Common Stock through open market and privately negotiated transactions or otherwise (including pursuant to a trading plan in accordance with Exchange Act Rule 10b5-1). The timing, pricing, and amount of any repurchases under the Program will be determined by the Company’s management at its discretion based on a variety of factors, including, but not limited to, trading volume and market price of the Common Stock, corporate considerations, the Company’s working capital and investment requirements, general market and economic conditions, and legal requirements. The Program does not obligate the Company to repurchase any Common Stock and may be modified, discontinued, or suspended at any time without prior notice.

On March 5, 2020, the Company issued a press release announcing the amendment to the Program. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may not be based on historical facts and should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by reference to future periods or by the use of forward-looking terminology, such as “believe,” “budget,” “expect,” “foresee,” “anticipate,” “intend,” “indicate,” “target,” “estimate,” “plan,” “project,” “continue,” “contemplate,” “positions,” “prospects,” “predict,” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” “might” or “may,” or by variations of such words or by similar expressions. These forward-looking statements include, without limitation, statements relating to Simmons’ future growth, profitability, and share repurchase program. Any forward-looking statement speaks only as of the date of this Current Report on Form 8-K, and Simmons undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date hereof. By nature, forward-looking statements are based on various assumptions and involve inherent risk and uncertainties. Various factors, including, but not limited to, changes in economic conditions, credit quality, interest rates, loan demand, deposit flows, the assumptions used in making the forward-looking statements, the securities markets generally and the price of Simmons common stock specifically, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional factors are included in Simmons First National Corporation’s Form 10-K for the year ended December 31, 2019, which has been filed with, and is available from, the U.S. Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release Dated March 5, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION

Date: March 5, 2020	By:	/s/ Robert A. Fehlman
Robert A. Fehlman
Senior Executive Vice President, Chief Financial Officer, Chief Operating Officer and Treasurer